Exhibit 23(h)(ix) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K

                          FUND ACCOUNTING AGREEMENT


      AGREEMENT made as the 1st day of May, 2002, between Huntington National Bank ("Huntington"), a national bank having its principal place of business at 41 S. High St., Columbus, Ohio, 43287, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), a corporation organized under the laws of the State of Delaware and having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

      WHEREAS, Huntington has entered into a Financial Administration and Accounting Services Agreement, dated December 1, 2001 (the "Services Agreement"), with the Huntington Funds and with the Huntington VA Funds (the "Trusts"), each of which is a Massachusetts business trust registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act"), concerning the provision of various services, including but not limited to fund accounting services;

      WHEREAS, Huntington desires that BISYS perform certain fund accounting services for each series of the Trusts currently existing as set forth in Schedule A hereto, and such additional series as may hereafter be created (such series are individually referred to herein as a "Fund" and collectively as the "Funds"); and`

      WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

      1.    Services as Fund Accountant.

            (a) Maintenance of Books and Records. BISYS will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940 (the "Rule"):

                  (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

                  (ii) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(I) of the Rule;

                  (iii) Separate  ledger   accounts   required  by  subsection
                        (b)(2)(ii) and (iii) of the Rule; and

                  (iv)  A  monthly  trial  balance  of  all  ledger   accounts
                        (except   shareholder   accounts)   as   required   by
                        subsection (b)(8) of the Rule.

            (b) Performance of Daily Accounting Services. In addition to the maintenance of the books and records specified above, BISYS shall perform the following accounting services daily for each Fund:

                  (i)   Calculate  the net asset  value  per  share  utilizing
                        prices   obtained   from  the  sources   described  in
                        subsection 1(b)(ii) below;

                  (ii) Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund's investment adviser or its designee, as approved by the Trust's Board of Trustees;

                  (iii) Verify and  reconcile  with the Funds'  custodian  all daily trade activity;

                  (iv) Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, total returns, periodic performance, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

                  (v) Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

                  (vi)  Report  to the  Trust  the  daily  market  pricing  of
                        securities  in  any  money  market  Funds,   with  the
                        comparison to the amortized cost basis;

                  (vii) Determine unrealized  appreciation and depreciation on securities held in variable net asset value Funds;

                  (viii)      Amortize   premiums  and  accrete  discounts  on
                        securities purchased at a price other than face value, if requested by the Trust;

                  (ix)  Update  fund   accounting   system  to  reflect   rate
                        changes,   as  received   from  a  Fund's   investment
                        adviser, on variable interest rate instruments;

                  (x)   Post Fund transactions to appropriate categories;

(xi)  Accrue  expenses of each Fund  according to  instructions  received from the Fund's Financial Administrator ;

(xii) Determine the outstanding  receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

                  (xiii)      Provide  accounting  reports in connection  with
                        the Trust's regular annual audit and other audits and examinations by regulatory agencies; and

                  (xiv) Provide  such  periodic  reports as the parties  shall agree upon, as set forth in a separate schedule.

            (c)   Special Reports and Services.

                  (i) BISYS may provide additional special reports upon the request of the Trust or a Fund's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

(ii)  BISYS may provide such other similar  services with respect to a Fund as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

(iii) Prepare for review by the Trust and its legal  counsel,  and file,  Form
                        N-SAR, and SEC Rule 24f-2 notices.

(iv)  Prepare  and  submit  for  approval  by  officers  of the  Trusts a Fund expense budget, and review expense calculations.

(v)   Prepare  Fund income  forecasts  and submit for  approval by officers of the Trusts recommendations for Fund income dividend distributions.

            (d) Additional Accounting Services. BISYS shall also perform the following additional accounting services for each Fund:

                  (i) Provide monthly a download (and hard copy thereof) of the unaudited financial statements described below, upon request of the Trust. The unaudited financial statements will include the following items:

                        Statement of Assets and Liabilities,
                        Statement of Operations,
                        Statement of Changes in Net Assets, and
                        Condensed Financial Information;

                  (ii)  Provide accounting information for the following:

                        (A) federal and state income tax returns and federal excise tax returns;
                        (B) the Trust's semi-annual reports to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR;
                        (C) the Trust's annual, semi-annual and quarterly (if any) shareholder reports;
                        (D) registration statements on Form N-1A and other filings relating to the registration of shares;
                        (E) the Administrator's monitoring of each Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
                        (F)   annual audit by the Trust's auditors; and
                        (G)   examinations performed by the SEC.

      2.    Subcontracting.

            BISYS may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that BISYS shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that BISYS shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

      3.    Compensation.

            Huntington shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto, as such Schedule may be amended from time to time. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the relevant month shall be prorated according to the proportion which the portion of the month during which this Agreement remains effective bears to the full monthly period, and shall be payable upon the date of termination of this Agreement. In addition, Huntington shall reimburse BISYS for its out-of-pocket costs incurred in connection with this Agreement, including those described in Section 4 below, as well as any and all costs and expenses (including reasonable attorney's fees) incurred by BISYS to collect any charges due under this Agreement.

      4.    Expenses and Expense Reimbursement.

      (a) Huntington agrees to promptly reimburse BISYS for any equipment and supplies specially ordered by or for Huntington through BISYS and for any other expenses not contemplated by this Agreement that BISYS may incur on any Fund's behalf at Huntington's request or with Huntington's consent.

            Each  Fund  will  bear  all  expenses  that  are  incurred  in the operation of the Fund and not specifically assumed by BISYS. Expenses to be borne by each Fund include, but are not limited to: organization expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by BISYS under this
Agreement); cost of any services contracted for by the Fund directly from parties other than BISYS; costs of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expense of Board members; the salary and expenses of any officer, director/trustee or employee of Huntington of the Fund; costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Fund's tax returns, Form N-1A of N-2 and Form N-SAR, and all notices registrations and amendments associated with applicable federal and state tax and securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing each Fund's NAV.

      (b) In addition, BISYS shall be entitled to receive the following fees:

            (i) Systems development fees billed at an hourly rate of $150 per hour, as approved by Huntington;

(ii)  Ad hoc reporting fees billed at an agreed upon rate; and

(iii) Fees  for  pricing  the  securities  of the  Fund  pursuant  to  Section
                  1(b)(ii) of
            this Agreement.


      5.    Standard of Care; Uncontrollable Events; Limitation of Liability.

            BISYS shall use reasonable professional diligence to ensure the accuracy of all services performed under this Agreement, but shall not be liable to Huntington for any action taken or omitted by BISYS in the absence of bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties. The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder.

            BISYS shall maintain adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. Upon Huntington's reasonable request, BISYS shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the services provided hereunder. Notwithstanding the foregoing or any other provision of this Agreement, BISYS assumes no responsibility hereunder, and shall not be liable for, any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control. Events beyond BISYS' reasonable control include, without limitation, force majeure events. Force majeure events include natural disasters, actions or decrees of governmental bodies, and communication lines failures that are not the fault of either party. In the event of force majeure, computer or other equipment failures or similar events beyond its reasonable control, BISYS shall follow applicable procedures in its disaster recovery and business continuity plan and use all commercially reasonable efforts to minimize any service interruption.

            BISYS shall provide Huntington, at such times as Huntington may reasonably require, copies of reports rendered by independent public accountants on the internal controls and procedures of BISYS relating to the services provided by BISYS under this Agreement. BISYS shall also allow access to auditors employed by the Funds' administrator to perform a reasonable review of internal controls on a periodic basis, and said administrator may perform a review of BISYS's internal control procedures relevant to the services rendered under this Agreement; provided, however, that BISYS may require any such third party to execute a confidentiality agreement containing customary provisions necessary for the protection of confidential or proprietary information and appropriately limiting the use or further dissemination of any information obtained.

            NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL BISYS, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOST
PROFITS, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


      6.    Term.

            This Agreement shall remain in effect for a four (4) year period, until April 30, 2006 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one year periods ("Rollover Periods"). This Agreement may be terminated only (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties, (iii) for "cause," as defined below, upon the provision of sixty (60) days advance written notice by the party alleging cause, or (iv) following the completion of the Initial Term, upon one hundred twenty (120) days' advance written notice, as provided below. Written notice of nonrenewal must be provided at least one hundred twenty days prior to the end of the Initial Term or any Rollover Period, as the case may be.


            For purposes of this Agreement, "cause" shall mean (a) a material breach of this Agreement that has not been remedied for thirty (30) days following written notice of such breach from the non-breaching party; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (c) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors.

            Notwithstanding the foregoing, following any such termination, in the event that BISYS in fact continues to perform any one or more of the services contemplated by this Agreement (or any Schedule or exhibit hereto) with the consent of Huntington, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by BISYS but unpaid by Huntington upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be
entitled   to  collect   from   Huntington,   in  addition  to  the  fees  and
disbursements provided by Sections 3 and 4 hereof, the amount of all of BISYS' cash disbursements in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Funds and/or their distributor or investment adviser and/or other parties of the Fund's property, records, instruments and documents.

            If, during the Initial Term, for any reason other than (i) mutual agreement of the parties or (ii) "cause," as defined above (for which Huntington has the right to terminate BISYS), BISYS's services are terminated hereunder, BISYS is replaced as fund accountant, or if a third party is added to perform all or a part of the services provided by BISYS under this Agreement (excluding any Sub-Fund Accountant appointed as provided in Section 1 hereof), then Huntington shall make a one-time cash payment, in consideration of the fee structure and services to be provided under this Agreement, and not as a penalty, to BISYS equal to the balance that would be due BISYS for its services hereunder during the remainder of the Initial Term, assuming for purposes of the calculation of the one-time payment that the fees that would be earned by BISYS for each month shall be based upon the average amount of assets, Funds and classes, and fees payable to BISYS monthly, during the twelve (12) months prior to the date that services terminate, BISYS is replaced or a third party is added.

            Following the completion of the Initial Term, either party may terminate this Agreement upon one hundred twenty (120) days' advance written notice to the other party.

            In the event either Trust, or any Fund thereof, is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole, prior to the expiration of the Initial Term of this Agreement, the parties acknowledge and agree that the liquidated damages provision set forth above shall be applicable in those instances in which BISYS is not retained to provide fund accounting services consistent with this Agreement, including the number of Funds subject to such services. The one-time cash payment referenced above shall be due and payable on the day prior to the first day in which services are terminated, BISYS is replaced or a third party is added.

            The parties further acknowledge and agree that, in the event services are terminated, BISYS is replaced, or a third party is added, during the Initial Term, as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

      7.    Indemnification.

            Huntington agrees to indemnify and hold harmless BISYS, its employees, agents, directors, officers and nominees from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising out of or in any way relating to BISYS' actions taken or omissions with respect to the performance of services under this Agreement or based, if applicable, upon reasonable reliance on information, records, instructions or requests given or made to BISYS by Huntington, the administrator or custodian of the Funds; provided that this indemnification shall not apply to actions or omissions of BISYS in cases of its own bad faith, willful misfeasance, negligence or reckless disregard by it of its obligations and duties; and further provided that prior to confessing or settling any claim against it which may be the subject of this indemnification, BISYS shall give Huntington written notice of and reasonable opportunity to defend against said claim in its own name or in the name of BISYS.


            BISYS shall indemnify, defend, and hold Huntington harmless from and against any and all claims, actions and suits and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) resulting directly and proximately from BISYS' willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder.

            The  indemnification  rights  hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provisions contained herein shall apply, however, it is understood that if in any case a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnified party will use all reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the indemnifying party, but failure to do so in good faith shall not affect the rights hereunder except to the extent the indemnifying party is materially prejudiced thereby.


            The indemnifying party shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the indemnifying party elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld. In the event that the indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. If the indemnifying party does not elect to assume the defense of suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

      8.    Record Retention and Confidentiality.

            BISYS shall keep and maintain on behalf of Huntington all books and records which the Funds and BISYS are, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), relating to the maintenance of books and records in connection with the services to be provided hereunder. BISYS further agrees that all such books and records shall be prepared and maintained at the expense of BISYS, but shall be the property of the Trusts, and BISYS agrees to make such books and records available for inspection by the Trusts, by Huntington or by the Securities and Exchange Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trusts and their shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

            In case of any request or demand for the inspection of such records by another party, BISYS shall notify Huntington and follow Huntington's instructions as to permitting or refusing such inspection; provided that BISYS may exhibit such records in any case where (i) disclosure is required by law, (ii) BISYS is advised by counsel that it may incur liability for failure to make a disclosure, (iii) BISYS is requested to divulge such information by duly-constituted authorities or court process, or
(iv) BISYS is requested to make a disclosure by Huntington. BISYS shall provide Huntington with reasonable advance notice of disclosure pursuant to items (i) - (iii) of the previous sentence, to the extent reasonably practicable.

9.    Activities of BISYS.

            The services of BISYS rendered to Huntington hereunder are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that Directors, Trustees, officers, employees and Shareholders of the Trusts or Huntington are or may be or become interested in BISYS, as officers, employees or otherwise and that partners, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Trusts or Huntington, and that BISYS may be or become interested in the Trusts or Huntington as a shareholder or otherwise.

      10.   Reports.

            BISYS will furnish to Huntington and to the Trusts' properly authorized auditors, investment advisers, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by Huntington in writing, such reports and at such times as are prescribed pursuant to the terms and the conditions of this Agreement to be provided or completed by BISYS, or as subsequently agreed upon by the parties pursuant to an amendment hereto. Huntington agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein no later than three business days from the receipt thereof. In the event that errors or discrepancies, except such errors and discrepancies as may not reasonably be expected to be discovered by the recipient within ten
(10) days after conducting a diligent examination, are not so reported within the aforesaid period of time, a report will for all purposes be accepted by and binding upon Huntington and any other recipient, and, except as may be provided in Section 5 hereof, BISYS shall have no liability for errors or discrepancies therein and shall have no further responsibility with respect to such report.

      11.   Rights of Ownership.

            All computer programs and procedures developed to perform services required to be provided by BISYS under this Agreement are the property of BISYS. All records and other data except such computer programs and procedures are the exclusive property of the Trusts or Huntington, as the case may be, and all such other records and data will be furnished to Huntington in appropriate form as soon as practicable after termination of this Agreement for any reason.


      12.   Return of Records.

            BISYS may at its option at any time, and shall promptly upon Huntington's demand, turn over to Huntington and cease to retain BISYS's files, records and documents created and maintained by BISYS pursuant to this Agreement which are no longer needed by BISYS in the performance of its services or for its legal protection. If not so turned over to Huntington, such documents and records will be retained by BISYS for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to Huntington unless Huntington authorizes in writing the destruction of such records and documents.

      13.   Representations and Warranties.

            (a)   Huntington   represents  and  warrants  certifies  to  BISYS
that: (1) as of the close of business on the effective date of this Agreement, each Fund that is in existence as of the effective date has authorized unlimited shares; (2) this Agreement has been duly authorized by Huntington and, when executed and delivered by Huntington, will constitute a legal, valid and binding obligation of Huntington, enforceable against Huntington in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and (3) the Services Agreement has been duly approved and executed by the Trusts and Huntington, and Huntington has full power and authority thereunder to enter into this Agreement and retain BISYS' services hereunder on behalf of the Trusts.

            (b)   BISYS   represents   and  warrants  that:  (1)  the  various
procedures and systems which BISYS has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of Huntington and BISYS's records, data, equipment facilities and other property used in the performance of its obligations hereunder are reasonably adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, and (2) this Agreement has been duly authorized by BISYS and, when executed and delivered by BISYS, will constitute a legal, valid and binding obligation of BISYS, enforceable against BISYS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

                  EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT BY BISYS ARE COMPLETELY DISCLAIMED.

      14.   Insurance.

            BISYS  shall  maintain  a  fidelity  bond  covering   larceny  and
embezzlement and an insurance policy with respect to directors and officers errors and omissions coverage in amounts that are appropriate in light of its duties and responsibilities hereunder. Upon the request of Huntington, BISYS shall provide evidence that coverage is in place. BISYS shall notify Huntington should its insurance coverage with respect to professional liability or errors and omissions coverage be canceled. Such notification shall include the date of cancellation and the reasons therefore. BISYS shall notify Huntington of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify Huntington should the total outstanding claims made by BISYS under its insurance coverage materially impair, or threaten to materially impair, the adequacy of its coverage.

      15.   Information Furnished by Huntington.

            Huntington has furnished to BISYS the following, as amended and current as of the effective date of this Agreement:

            (a) Copies of the Declaration(s) of Trust of each Trust and of any amendments thereto, certified by the proper official of the state in which such Declaration has been filed;

                  (b) A copy of each Trust's Bylaws and any amendments thereto;

            (c)   A copy of the Services Agreement; and

            (d) A list of all officers of the Funds and any other persons (who may be associated with the Funds or its investment advisor), together with specimen signatures of those officers and other persons, who are authorized to instruct BISYS in all matters.

            (e) Two copies of the Prospectuses and Statement of Additional Information of each Fund.

      16.   Information Furnished by BISYS.

            BISYS has furnished to Huntington evidence of the following:

            (a) Approval of this Agreement by BISYS, and authorization of a specified officer of BISYS to execute and deliver this Agreement;

            (b) Authorization of BISYS to act as sub-fund accountant for the Funds.


      17.   Amendments to Documents.

            Huntington shall furnish BISYS written copies of any amendments to, or changes in, any of the items referred to in Section 15 hereof forthwith upon such amendments or changes becoming effective. In addition, Huntington agrees that no amendments will be made to the Prospectuses or Statements of Additional Information of the Funds which might have the effect of changing the procedures employed by BISYS in providing the services agreed to hereunder or which amendment might affect the duties of BISYS hereunder unless Huntington first obtains BISYS's approval of such amendments or changes, which approval shall not be withheld unreasonably.

18.   Legal Advice; Reliance on Prospectus and Instructions.

            BISYS shall notify Huntington at any time BISYS believes that it is in need of the advice of counsel (other than counsel in the regular employ of BISYS or any affiliated companies) with regard to BISYS' responsibilities and duties pursuant to this Agreement. After so notifying Huntington, BISYS, at its discretion, shall be entitled to seek, receive and act upon advice of legal counsel of its choosing, such advice to be at the expense of Huntington unless relating to a matter involving BISYS' willful misfeasance, bad faith, negligence or reckless disregard of BISYS' responsibilities and duties hereunder, and BISYS shall in no event be liable to Huntington or any Fund or any shareholder or beneficial owner of the Funds for any action reasonably taken pursuant to such advice.

            As to the services to be provided hereunder, BISYS may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Funds relating to the relevant Funds to the extent that such services are described therein, as well as the minutes of Board meetings (if applicable) and other records of the Funds unless BISYS receives written instructions to the contrary in a timely manner from Huntington.

            Also, BISYS shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of Huntington until receipt of written notice thereof from Huntington.

      19.   Compliance with Law.

             Except for the obligations of BISYS set forth in Section 8 hereof, Huntington and the Trusts assume full responsibility for the preparation, contents and distribution of each prospectus of the Funds as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. BISYS shall have no obligation to take cognizance of any laws relating to the sale of the Funds' shares.


      20.   Notices.

            Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to Huntington, at: Huntington National Bank, at 41 South High Street,
Columbus, OH 43215, Attention: Daniel B. Benhase with a copy to the Funds at 3435 Stelzer Road, Columbus, OH 43219, Attn: Walter B. Grimm, and if to BISYS at 3435 Stelzer Road, Columbus, OH 43219, Attention: President.

      21.   Assignment.

            This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.


      22.   Governing Law.

            This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Ohio to the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

      23.   Privacy.

            Nonpublic personal financial information relating to consumers or customers of a Fund provided by, or at the direction of Huntington to BISYS, or collected or retained by BISYS to perform its duties as fund accountant of the Funds shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS except at the direction of Huntington or as required or permitted by law. BISYS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Funds. Huntington represents to BISYS that the Trusts have adopted a Statement of privacy policies and practices as required by the Commission's Regulation S-P and agrees to provide BISYS with a copy of that statement annually.

      24.   Miscellaneous.

      (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      (b) This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supercedes all prior negotiations, understandings and agreements bearing upon the subject matter covered herein.

      (c) This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

      (d) No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto. The parties hereto may amend such procedures as may be set forth herein by written agreement as may be appropriate or practical under the circumstances, and BISYS may conclusively assume that any special procedure which has been approved by an executive officer of Huntington or the Funds (other than an officer or employee of BISYS) does not conflict with or violate any requirements of the Fund's
Declaration of Trust, By-Laws or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

                                  * * * * *




      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                    Huntington National Bank

                                    By:  /s/ Daniel B. Benhase
                                    Name:  Daniel B. Benhase
                                    Title:  Executive Vice President


                                    BISYS FUND SERVICES OHIO, INC.

                                    By:  /s/ illegible signature
                                    Name:
                                    Title:

                                     A-2


                                                              Dated: May 1, 2002
                                                      As Amended: August 1, 2002

                                  SCHEDULE A

                                    TO THE
                          FUND ACCOUNTING AGREEMENT
                                   BETWEEN
                           HUNTINGTON NATIONAL BANK
                                     AND
                        BISYS FUND SERVICES OHIO, INC.



FUND NAME                                      CLASSES OF SHARES

Huntington Money Market Fund                   Trust, Investment A,
                                               Investment B, Interfund
Huntington Ohio Muni Money Market Fund         Trust, Investment A
Huntington U. S. Treasury Money Market Fund    Trust, Investment A
Huntington Florida Tax-Free Money Fund         Trust, Investment A
Huntington Growth Fund                         Trust, Investment A,
                                               Investment B
Huntington Income Equity Fund                  Trust, Investment A,
                   Investment B
Huntington Rotating Index Fund                 Trust, Investment A,
Huntington Dividend Capture Fund               Trust, Investment A,
                   Investment B
Huntington International Equity Fund           Trust, Investment A,
                   Investment B
Huntington Mid Corp America Fund               Trust, Investment A,
                   Investment B
Huntington New Economy Fund                    Trust, Investment A,
                   Investment B
Huntington Mortgage Securities Fund            Trust, Investment A
Huntington Ohio Tax-Free Fund                  Trust, Investment A
Huntington Michigan Tax-Free Fund              Trust, Investment A
Huntington Fixed Income Securities Fund        Trust, Investment A,
                   Investment B
Huntington Intermediate Government Income Fund Trust, Investment A Huntington Short/Intermediate Fixed Income
  Securities Fund  Trust

FUND NAME                                      CLASSES OF SHARES

Huntington Situs Small Cap Fund                Trust, Investment A,
                   Investment B
Huntington VA Rotating Fund
Huntington VA New Equity Fund
Huntington VA Mid Corp America Fund
Huntington VA Dividend Capture Fund
Huntington VA Income Equity Fund
Huntington VA Growth Fund
                                     B-1



                                     B-1

                                                           Dated:  May 1, 2002


                                  SCHEDULE B

                                    TO THE
                          FUND ACCOUNTING AGREEMENT
                                   BETWEEN
                           HUNTINGTON NATIONAL BANK
                                     AND
                        BISYS FUND SERVICES OHIO, INC.


                                     FEES


BISYS shall be entitled to receive a fee for services to each Fund listed on Schedule A at an annual rate of three one-hundredths of one percent (0.03%) of the Fund's average daily net assets subject to a minimum of $680,000 for the Fund Complex (Huntington Funds and Huntington VA Funds), per year. There is an additional $35,000 minimum fee applied for each Fund for which BISYS provides services in excess of 23 Funds. These additional Fund minimums are added to the Fund Complex minimum. In addition, there shall be a $3,500 annual fee charged to each Fund for each additional class of shares of such Fund over the initial classes stated in Schedule A. BISYS shall also be reimbursed for reasonable out-of-pocket expenses and miscellaneous service fees as set forth in Section 4 of this Agreement.

February 25, 2002


Huntington National Bank
Attn:  Dan Benhase
41 South High Street
Columbus, Ohio  43287

Re:   Use of Internet-Based Fund Accounting and Automated Compliance System

Ladies and Gentlemen:

This will confirm the agreement between Huntington National Bank ("Client") and BISYS Fund Services Ohio, Inc. ("BISYS") with respect to the use by Client of an internet-based fund accounting and automated compliance information system ("FAACS") designed to provide on-line access to reports, data, and other information pertaining to mutual fund operations.

1.    Description of FAACS.

      FAACS is an internet-based on-line fund accounting and automated compliance information system designed to provide access to information that may support the delivery and management of mutual fund products and services.

2.    Use of FAACS by Client.

      Client will be provided with user identification numbers and passwords that will allow up to ten (10) persons designed by Client to gain access to FAACS at any given time during the term of this Agreement. Client shall be responsible for notifying BISYS of the names and locations of the persons to whom the identification numbers and passwords have been assigned, and for notifying BISYS in the event it becomes necessary to reassign identification numbers and passwords to others.

3.    Term.

      This Agreement shall become effective on the date first written above and shall continue for a four (4) year period until April 30, 2006 ("Initial Term"). Thereafter, subject to the automatic termination set forth in
Section 18 herein, this Agreement shall continue in effect until it is terminated in the manner set forth in this Section 3. Either party may terminate this Agreement by providing a written notice of non-renewal at least one hundred twenty (120) days prior to the expiration of the Initial Term. Either party may terminate this Agreement following the Initial Term by the provision of one hundred twenty (120) days' advance written notice to the other party. Compensation due BISYS and unpaid by Client upon such termination shall be immediately due and payable upon, and notwithstanding such termination.

4.    Compensation.

      BISYS shall receive an annual fee from Client in accordance with the following fee schedule:

      (a) In the event Client elects to gain access to both (a) the on-line fund accounting data and (b) the automated compliance information system, the annual fee shall be equal to $2,600 per fund portfolio.

      (b) In the event Client elects to gain access to the on-line fund accounting data only, the annual fee shall be equal to $1,500 per fund portfolio.

      (c) In the event Client elects to gain access to the automated compliance information system only, the annual fee shall be equal to $1,500 per fun portfolio.

      Such fees shall be payable in  monthly  installments  commencing  thirty
(30) days after Client is issued its first identification number and password.

5.    Representations and Warranties.

      Each party represents and warrants that:

      (a) it has requisite corporate power and authority to enter into, and fully perform pursuant to, this Agreement;

      (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on its part; and

      (c) this Agreement has been duly executed and delivered by it and, when executed and delivered will constitute legal, valid and binding obligations enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

6.    Disclaimer.

      BISYS   assumes   no    responsibility    hereunder,    and   makes   no
representations,   concerning   compliance  by  any  of  Client's   investment
portfolios with applicable laws, regulations or investment policies (including without limitation investment restrictions).

      EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) CONCERNING THE SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT BY BISYS ARE COMPLELY DISCLAIMED.

7.    Limitation of Liability.

      BISYS' SOLE LIABILITY, IF ANY, FOR LOSSES OR CLAIMS BY CLIENT OR THIRD PARTIES, ARISING FROM OR RELATING TO THIS AGREEMENT, IN THE AGGREGATE, WILL BE LIMITED TO THE LESSER OF: (A) THE AMOUNT OF ACTUAL DIRECT DAMAGES ATTRIBUTABLE SOLELY TO THE NEGLIGENCE OF BISYS, OR (B) THE AMOUNT OF THE FEES PAID BY CLIENT TO BISYS UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO THE LOSS OR CLAIM.

      IN NO EVENT WILL BISYS BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH CLIENT MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT,EVEN IF BISYS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.    Indemnification.

      Client will indemnify and hold BISYS harmless from and against all costs, losses, damages and liabilities, including without limitation attorneys fees, which may be incurred by BISYS on account of any and all claims, suits or actions by third parties arising out of or relating to this Agreement and the access and information provided hereunder.

9.    Confidentiality.

      Client shall treat as confidential, and shall not disclose or otherwise make available, any information it receives or has access to under this Agreement, including without limitation any software, diagrams, documentation, trade secrets, processes or data, (collectively, the "Confidential Information"), in any form, to any person other than persons designated by Client. Client may use the Confidential Information only for the purposes contemplated in this Agreement. Client will instruct all persons who have access to the Confidential Information to keep the same confidential by using the same care and discretion that Client uses with respect to its own confidential property and trade secretes. Information that is in Client's possession without an obligation of confidentiality, or that is in the public domain through no fault of Client, shall not be subject to the foregoing restrictions.

10.   Modification or Amendment.

      This Agreement constitutes the entire agreement between the parties hereto, and may not be modified or amended except by an instrument in writing executed by the parties hereto.

11.   Assignability.

      Unless otherwise agreed to in writing by the parties hereto, this Agreement shall not be assignable.

12.   Independent Contractor Status.

      The parties intent that an independent contractor relationship shall be created by this Agreement. Nothing herein shall be deemed or construed as an agreement to create or form a partnership between Client and BISYS.

13.   Governing Law.

      This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio.

14.   Notices.

      Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered mail or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following addresses: if to Client, at
                         President];  if  to  BISYS,  at  3435  Stelzer  Road,
Columbus, Ohio 43219, Attention: President, or at such other addresses as such party may from time to time specify in writing to the other party pursuant to this Section.

15.   No Waiver.

      No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

16.   Severability.

      If any of the provisions of this Agreement are held invalid, illegal or unenforceable, the remaining provisions shall be unimpaired.

17.   Headings.

      Headings are for reference and shall not affect the meaning of any of the provisions of this Agreement.

18.   Mutual Fund Services Agreements.

      This Agreement is contingent upon the continued existence of the mutual fund services agreements between BISYS and Client. If such agreements with Client expire or terminate, then this Agreement will automatically terminate.

19.   Entire Agreement

      This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements, promises, proposals, representations, understandings and negotiations, whether written or oral, between the parties respecting the subject matter thereof.

BISYS FUND SERVICES OHIO, INC.


By:  /s/  illegible signature
Title:  President


The foregoing Agreement is hereby accepted:

HUNTINGTON NATIONAL BANK

By:  /s/ Daniel B. Benhase
Name:  Daniel B. Benhase
Title:  Executive Vice President